Exhibit 16.1

[Letterhead of Deloitte & Touche LLP, Atlanta, Georgia]

April 7, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Numerex Corp. dated April 7, 1999.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
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